FOR IMMEDIATE RELEASE

CONTACT:

Robert J. Brittain, President & Chief Executive Officer
Telephone: (518) 842-7200
          Fax:  (518) 842-7500

Harold A. Baylor, Jr., Vice President & Treasurer
Telephone: (518) 842-1445
          Fax: (518) 843-5501

    AMBANC HOLDING CO., INC. ANNOUNCES COMPLETION OF 10% STOCK REPURCHASE


Amsterdam, N.Y., January 13, 1997 -- Robert J. Brittain, President and Chief Executive Officer of Ambanc Holding Co., Inc. (NASDAQ: AHCI), today announced that the Company completed on December 27, 1996, the repurchase of 10% of the Company's outstanding common stock, or 488,002 shares. With the completion of this buy-back, the total number of shares outstanding as of December 31, 1996, was reduced to 4,392,023 shares. The average price paid in the buy-back was $11.75 per share.

The recently completed buy-back was the second repurchase completed by the Company, which has now repurchased 1,032,227 shares for its treasury stock account. The average price paid by the Company for the treasury shares, which will be used for general corporate purposes, was $10.86.




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